exhibit 1(c)

                              USAA INVESTMENT TRUST

                                 AMENDMENT NO. 2
                                       TO
                FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


     AMENDMENT NO. 2 to the First Amended and Restated Master Trust Agreement of USAA Investment Trust (the "Trust") dated June 2, 1995 (the "Agreement"), made as of the 17th day of September, 2001.

                              W I T N E S S E T H:

     WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing signed by a majority of the then Trustees or by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, A majority of the Trustees desire to amend Sections 4.2, 4.2(d), and 7.2 of the Agreement to change the name of the series of shares designated as the "Gold Fund" to the "Precious Metals and Minerals Fund."

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. AMENDMENT TO SECTION 4.2. Section 4.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate eleven Sub-Trusts; the "Precious Metals and Minerals Fund," the "Cornerstone Strategy Fund," the "International Fund," the "Growth and Tax Strategy Fund," the "Treasury Money Market Trust," the "GNMA Trust," the "World Growth Fund," the "Emerging Markets Fund," the "Growth Strategy Fund," the "Income Strategy Fund," and the "Balanced Strategy Fund." The Precious Metals and Minerals Fund, Cornerstone Strategy Fund, International Fund, Growth and Tax Strategy Fund, Treasury Money Market Trust, GNMA Trust, World Growth Fund, Emerging Markets Fund, Growth Strategy Fund, Income Strategy Fund, and Balanced Strategy Fund, and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

     2. AMENDMENT TO SECTION 4.2(D). The last sentence of Section 4.2(d) of the Agreement is hereby deleted and the following is substituted therefor:

          The liquidation of any particular Sub-Trust may be authorized by vote of majority of the Trustees then in office without the approval of shareholders of such Sub-Trust; provided, however, that the liquidation of the Growth and Tax Strategy Fund, Cornerstone Strategy Fund, Emerging Markets Fund, Precious Metals and Minerals Fund, International Fund, World Growth Fund, GNMA Trust and Treasury Money Market Trust shall be subject to the approval of a majority of the outstanding voting Shares of the Sub-Trust, as defined in the 1940 Act.

     3. AMENDMENT TO SECTION 7.2. Section 7.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          Section 7.2 REORGANIZATION. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities without the approval of shareholders of such Sub-Trust; provided, however, that with respect to the Growth and Tax Strategy Fund, Cornerstone Strategy Fund, Emerging Markets Fund, Precious Metals and Minerals Fund, International Fund, World Growth Fund, GNMA Trust, and Treasury Money Market Trust, no assets belonging to any such Sub-Trust shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Sub-Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Sub-Trusts the assets belonging to which have so been transferred) among the Shareholders of the Sub-Trust the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Sub-Trusts, may, either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations, or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnership associations, or corporation merged into it, any such consolidation to merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Sub-Trusts as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association, or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. The Trustees may effect any such consolidation or merger without the approval of shareholders of a particular Sub-Trust; provided, however, that with respect to the Growth and Tax Strategy Fund, Cornerstone Strategy Fund, Emerging Markets Fund, Precious Metals and Minerals Fund, International Fund, World Growth Fund, GNMA Trust, and Treasury Money Market Trust any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust affected thereby.

     4. EFFECTIVE DATE. This Amendment and the changes to the Agreement effected hereby shall be effective October 1, 2001.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have hereunto set their hands as of the day and year first above written.



                                              /s/ Robert G. Davis
                                              -----------------------------
                                              Robert G. Davis



                                              /s/ Christopher W. Claus
                                              -----------------------------
                                              Christopher W. Claus


                                              /s/ David G. Peebles
                                              ----------------------------
                                              David G. Peebles



                                              /s/ Robert L. Mason
                                              -----------------------------
                                              Robert L. Mason

                                              /s/ Michael F. Reimherr
                                              -------------------------
                                              Michael F. Reimherr



                                              /s/ Barbara B. Dreeben
                                              -------------------------
                                              Barbara B. Dreeben



                                              /s/ Richard A. Zucker
                                              -------------------------
                                              Richard A. Zucker


                                              /s/ Laura T. Starks
                                              --------------------------
                                              Laura T. Starks

STATE OF TEXAS  ss.
                ss.
COUNTY OF BEXAR ss.


     On this 17th day of September, 2001, personally before me appeared the above-named Robert G. Davis, Christopher W. Claus, David G. Peebles, Robert L. Mason, Michael F. Reimherr, Barbara B. Dreeben, Richard A. Zucker, and Laura T. Starks each of whom acknowledged the foregoing instrument to be his or her free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                               /s/ Chrie L. Black
                                             -------------------------------
                                               NOTARY PUBLIC


My Commission Expires:

         8/21/05
---------------------------
     (Notarial Seal)

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